Exhibit 10.33

FORBEARANCE AGREEMENT

This Forbearance Agreement (the “Forbearance Agreement”), dated as of March 11, 2004 is by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, as agent (“Agent”) for Standard Federal National Association, with a location at 1735 Market Street, 6th floor, Philadelphia, PA. 19103 (“Lender”), QUALITY BOTANICAL INGREDIENTS, INC., a Delaware corporation, having its principal place of business at 500 Metuchen Road, South Plainfield, New Jersey 07080 (“Borrower”), JOSEPH R. SCHORTZ, an individual (“Schortz”) and NATHAN BELKOWITZ, an individual, (“Belkowitz” and collectively with Schortz, the “Individual Guarantors”) and MRA ASSOCIATES, LLC (“MRA”) and HEALTH SCIENCES GROUP, INC, (“HSG” and collectively with the Individual Guarantors and MRA, the “Guarantors”).

RECITALS:

A.

Borrower and lender are engaged in a continuing commercial financing arrangement pursuant to that certain Amended and Restated Loan Agreement dated as of February 21, 2003 (the “Loan Agreement”) pursuant to which Lender has made various loans and other financial accommodations to Borrower and Borrower has agreed to repay same, all in accordance with the terms and conditions of the Loan Documents (as defined below).

B.

Each of the Individual Guarantors executed and delivered a certain Continuing Unconditional Personal Guaranty dated as of February 21, 2003, guaranteeing the payment and performance of all of the Liabilities of Borrower to Lender.

C.

Each of MRA and HSG executed and delivered a certain Continuing Unconditional Company Guaranty dated as of February 21, 2003, guaranteeing the payment and performance of all of the Liabilities of Borrower to Lender.

D.

Borrower is in default under the Loan Documents due to the continuing existence of the Existing Events of Default (as hereinafter defined).

E.

As a result of the Existing Events of Default, Lender is entitled, pursuant to the terms of the Loan Agreement, to demand payment in full of all outstanding Liabilities and otherwise exercise all rights and remedies available to it pursuant to the Loan Documents.

F.

Agent, on behalf of Lender, reserved Lender’s rights to demand payment and to exercise all rights and remedies available to it pursuant to the Loan Documents under a letter to Borrower dated December 10, 2003.

G.

Borrower has represented to Lender that it intends to obtain additional capital and/or financing which shall be sufficient to pay all outstanding Liabilities in full and has requested that Lender forbear in demanding payment in full of all outstanding Liabilities and in exercising its rights and remedies.

H.

Acting in reliance upon such representations and subject to the terms and conditions set forth in this Forbearance Agreement, Lender has agreed to so forbear.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.

Reaffirmation of Recitals.  Borrower, Guarantors Agent and lender hereby acknowledge and agree that the statements contained in the recitals set forth above are true and complete, and that all such recitals are hereby incorporated into this Forbearance Agreement by reference as if set forth herein at length.

2.

Definitions.  Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Loan Documents, provided, however, to the extent of any conflict the following definitions shall govern:

“Existing Events of Default” shall mean, collectively, the continuing existence of the following violations of the terms of the Loan Agreement:

1.

Borrower tailed to comply with the requirement set forth in Section 14.(a) of the Loan Agreement that net income (a) equal or exceed the sum of $428,000.00 for the fiscal year ending December 31, 2002, (b) equal or exceed the sum of $200,000.00 for the six-month fiscal period ending June 30, 2003 and (c) equal or  exceed the sum of $350,000.00 for the nine-month fiscal period ending September 30, 2003, due to the fact that actual net income amount as of such dates was less than these minimums.

2.

Borrower failed to comply with the requirement set forth in Section 14.(c) of the Loan Agreement that Borrower’s net worth (a) equal or exceed $1,400,000.00 at all times from the execution of the Loan Agreement through and including June 29, 2003, (b) equal or exceed $1,600,000 at all times from June 30, 2003 through and including September 29, 2003 and (c) equal or exceed $1,700,000.00 at all times from September 30, 2003, due to the fact that Borrower’s actual net worth was less than these amounts from time to time during such periods.

3.

Borrower failed to comply from time to time with the requirement set forth in Section 14.(c) of the Loan Agreement that Borrower maintain average daily Excess Availability equal to or exceeding $200,000.00 for each month.

4.

Borrower failed to comply from time to time with the reporting requirements set forth in Section 9.(b)(ii) and 9.(c) of the Loan Agreement.

“Forbearance Agreement” shall mean this Forbearance Agreement and all agreements, instruments and other documents executed in furtherance hereof.

“Forbearance Period” shall mean the period from and including the date of the execution of this Forbearance Agreement through the Forbearance Termination Date.

“Forbearance Termination Date” shall mean the earliest to occur of (i) August 31, 2004, (ii) an Event of Default (as defined below), (iii) Borrower’s obtaining capital and/or closing loans in an aggregate amount sufficient to repay the Liabilities in full, (iv) the consummation of the sale of all or any substantial portion of the assets or equity of Borrower, (v) consummation of a merger, consolidation, joint venture arrangement or other business restructuring of all or any substantial portion of Borrower or its assets, or (vi) the commencement of litigation or legal proceedings by Obligors against Lender or any of its Subsidiaries or Affiliates.

 “Loan Documents” shall mean and include all loan and security agreements, amendments, promissory notes, security agreements, pledge agreements, collateral assignments, guaranties and other instruments, certificates, documents, and other writings which evidence the Obligations or any of the Collateral, including, but not limited to the following:

(i)

Amended and Restated Loan and Security Agreement dated as of February 21, 2003 as modified or amended at any time (the “Loan Agreement”);

(ii)

Demand Revolving Credit Note in the face amount of Four Million Dollars ($4,000,000.00) dated as of February 21, 2003;

(iii)

Certain guarantees as follows (collectively, the “Guaranty Agreements”):

(a)

Continuing Unconditional Personal Guaranty dated as of February 21, 2003, by Nathan Belkowitz,

(b)

Continuing Unconditional Personal Guaranty dated as of February 21, 2003, by Joseph R. Schortz,

(c)

Continuing Unconditional Company Guaranty dated as of February 21, 2003, by MRA, and

(d)

Continuing Unconditional Company Guaranty dated as of February 21, 2003, by HSG;

(iv)

Mortgage by Nathan Belkowitz dated May 12, 1998, as modified as of February 21, 2003, with respect to the property commonly known as 330 Squankum-Yellowbrook Road, Farmingdale, Howell Township, Monmouth County, New Jersey;

(v)

Mortgage by MRA dated May 12, 1998, as modified as of February 21, 2003, with respect to the property commonly known as 500 Metuchen Road, South Plainfeld Borough, Middlesex County, New Jersey;

(vi)

Securities Pledge Agreement by HSG dated as of February 21, 2003;

(vii)

Trademark Security Agreement by Borrower dated as of February 21, 2003, by Borrower;

(viii)

Assumption Agreement by Borrower (assuming the obligations of prior Quality Botanical, Inc. to Lender) dated February 21, 2003;

(ix)

Certain financing statements fled under the UCC; and

(x)

All other documents instruments and certificates executed in connection with any of the foregoing and all amendments, modifications and extensions thereof.

“Obligors” shall mean collectively, Borrower and Guarantors.

3.

Acknowledgments of Obligors.  Obligors hereby acknowledge, warrant and agree as follows:

(a)

That: (i) the Obligations are in default under the terms of the Loan Documents due to the Existing Events of Default; (ii) Obligors have requested that Lender forbear from exercising its rights and remedies under the Loan Documents; and (iii) such request and Lender’s agreement thereto is in the best interest of Obligors;

(b)

That (i) the Obligations are secured by a valid, perfected lien and security interest in and to the Collateral; (ii) Obligors shall take no action to impair or invalidate the security interests and liens granted by Obligors to Lender in and to the Collateral; and (iii) all such security interests and liens shall continue unimpaired and in full force and effect and shall cover and secure the Obligations;

(c)

That (i) as a result of the occurrence of the Existing Events of Default, Lender is entitled to immediate payment in full of all Obligations; (ii) there is no defense to any of the Existing Events of Default; and Lender has no obligation to matte additional loans or otherwise extend credit to Borrower under the Loan Documents;

(d)

That each of the instruments and agreements evidencing, governing and/or securing the Obligations are good, valid, enforceable, and supported by appropriate consideration and shall remain in full force and effect until all of the Obligations are paid in full;

(e)

That this Forbearance Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Obligors, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally;

(f)

That they have independently reviewed and approved each and every provision of this Forbearance Agreement as they or their counsel have deemed appropriate;

(g)

That they have entered into this Forbearance Agreement and have executed the various documents related hereto voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel;

(h)

That, to the extent deemed necessary by Obligors and their respective counsel, Obligors and their respective counsel have independently reviewed, investigated and/or have full knowledge of all aspects of, and the basis for, this Forbearance Agreement and/or have chosen not to so review and investigate (in which case, Obligors hereby acknowledge and agree that he, she or it has knowingly and upon the advice of counsel waived any claim or defense based on arty fact or knowledge that any investigation would have disclosed), including without limitation:

(i)

the risks and benefits of the various waivers of rights contained in this Forbearance Agreement, including but not limited to, the waiver of the right to a jury trial; and

(ii)

the adequacy of the consideration conveyed under this Forbearance Agreement; and

have determined that, after careful consideration, they do not deem any matter not reviewed or investigated by them to be material to this Forbearance Agreement; and

 (i)

That the parties have negotiated the terms of this Forbearance Agreement in good faith and said terms shall be construed in a neutral fashion and without regard to the draftsmanship of this Forbearance Agreement,

4.

Ratification of Existing Agreements and Indebtedness.  Obligors hereby acknowledge and agree as follows:

(a)

The Obligations to lender as evidenced by or otherwise arising under the Loan Documents, except as otherwise expressly modified by this Forbearance Agreement upon the terns set forth herein and therein, are by Obligors’ execution of this Forbearance Agreement, ratified and confirmed in all respects and without condition; and the obligation of Borrower and Guarantors to repay the Obligations is joint and several.

(b)

As of the close of business on February 12, 2004:

(i)

the aggregate principal balance due under the Loan Documents is Two Million Eight Hundred Ninety Three Thousand One Hundred Ninety Five and 21/100 Dollars ($2,893,195.21), which together with all other Liabilities is payable without any defense, offset, counterclaim or recoupment whatsoever; and

(ii)

the aggregate undrawn amount of Letters of Credit is Zero Dollars ($0).

(c)

Each of the Guarantors hereby ratifies and reaffirms the Guaranty Agreements.

(d)

HSG hereby ratifies and reaffirms the Securities Pledge Agreement,

(e)

MRA hereby ratifies and reaffirms its Mortgage.

(f)

Nathan Belkowitz hereby ratifies and reaffirms his Mortgage.

5.

Terms of Forbearance.  Obligors and lender hereby agree as follows:

(a)

Subject to the satisfaction of the conditions set forth below, Lender agrees, until the Forbearance Termination Date, to forbear from exercising the rights and remedies currently available to it under the terms of the Loan Documents as a result of the Existing Events of Default.

(b)

Unless the Obligations are fully satisfied on or before the Forbearance Termination Date, Lender may, in its sole and absolute discretion, proceed to enforce any or all of its rights and remedies under or in respect of the Loan Documents in accordance with applicable law.  The Obligations (including, without limitation, Borrower’s payment obligations) shall survive the Forbearance Termination Date.  The Obligations are secured under the Loan Documents and any other documents, instruments or agreements pursuant to which any Obligor has or may, front time to time, grant to Lender collateral security for the Obligations.

(c)

In consideration of the forbearance granted hereby Obligors acknowledge, agree and covenant that the occurrence of an Event of Default or default under any one or more of the Loan Documents shall constitute an Event of Default or default under all of the other Loan Documents, and that all of the Loan Documents and Collateral securing any of the Obligations shall be deemed to and shall secure all of the other obligations; it being the intention of the patties hereto that the Obligations be fully cross-defaulted and cross-collateralized.  The provisions of this Section 5(c) shall be deemed to be incorporated into each of the Loan Documents, and to the extent that any term or provision of this Section 5(c) is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Section 5(c) shall control.

(d)

By entering into this Forbearance Agreement and refraining from exercising the rights, remedies and privileges available to it, Lender (i) is not waiving and has not waived any of its rights to do so; and (ii) is not establishing a course of conduct nor a pattern of operation; nor an implicit understanding that it may or will ever further revise or modify any term or condition of the Loan Documents.

(e)

It is expressly understood and agreed that Lender shall be under no obligation to extend the time period of its forbearance beyond the Forbearance Termination Date.

6.

Amendments to the Loan Agreement.

I.

Amendment and Restatement of Subsection 2(a) “Revolving Loans”

The first full paragraph of Subsection 2(a) “Revolving Loans” (with the remainder of such Subsection ,remaining in full force and effect) of Section 2 “Loans” is hereby amended and restated as follows,

(a)

Revolving Loans.

Subject to the terms and conditions of this Loan Agreement and the Other Agreements, during the Forbearance Period, fender may; in its sole discretion, make revolving loans and advances (the “Revolving Loans”) in an amount up to the sum of the following sublimits (the “Revolving Loan Limit”);

(i)

Up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower’s business) of Borrower’s Eligible Accounts or Three Million Dollars ($3,000,000.00), which amount is subject to reduction as and when the Maximum Revolving Loan Limit is reduced as set forth below, whichever is less; plus

(ii)

Up to fifty-five percent (55%) of the lower of cost or market value of Borrower’s Eligible Inventory, or One Million Seven Hundred Thousand Dollars ($1,700,000.00) which sublimit shall reduce each month by the sum of Thirty Thousand Dollars ($30,000.00) commencing on April 1, 2004 and continuing on the first day of each successive month thereafter, whichever is less; minus

 (iii)

such reserves as Lender elects, in its sole discretion to establish from tine to time;

provided, that (x) the advances with respect to clause (ii) above shall at no time exceed One Million Seven Hundred Thousand Dollars ($1,700,000.00) which sublimit shall reduce each month by the sum of Thirty Thousand Dollars ($30,000.00) commencing on April 1, 2004 and continuing on the first day of each successive month thereafter and (y) the Revolving Loan Limit shall in no event exceed Three Million Dollars ($3,000,000.00) (the “Maximum Revolving Loan Limit”) which Maximum Revolving Loan Limit shall reduce each month by the sum of Thirty Thousand Dollars ($30,000.00) commencing on July 1, 2004 and continuing on the first clay of each successive month thereafter.

II.

Amendment and Restatement of subsection 2(d)(ii).

(ii)

Repayment of Term Loan A.  Term Loan A shall be repaid in consecutive equal monthly installments of Thirty Thousand Dollars ($30,000.00) each, payable on the first day of each successive month commencing on March 1, 2004; provided, that any remaining outstanding principal balance of the Term Loan A shall be repaid at they end of the Original Tenn. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business nay acid such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

III.

Imposition of Default Rate.

Due to the continuation of the Existing Events of Default, effective as of January 1, 2004, each Loan, and to the extent applicable, each other Liability, shall bear interest at a rate which shall be two percent (2%) per annum in excess of the rate which would otherwise be applicable thereto, as contemplated by Section 4(a)(iii) of the Loan Agreement. Lender hereby rescinds the prior notice given to Borrower that the Default Rate would be imposed commencing on December 1, 2003.

7.

Conditions.  Lender’s forbearance shall be further subject to the satisfaction of the following conditions:

(a)

Upon execution of this Forbearance Agreement, Borrower shall pay to Agent or lender, as applicable, all costs and expenses incurred by Agent and Lender in connection with or as a result of Borrower’s default under the Loan Documents and the preparation, negotiation and execution of this Forbearance Agreement, including, without limitation, all legal fees arid costs, which lees and costs shall be charged by Lender as a Revolving Loan and retained by Lender in satisfaction o f Borrower’s reimbursement obligation,

(b)

Upon execution of this Forbearance Agreement, there shall be due to lender a forbearance fee (the “Forbearance Fee”) in the amount of Fifty Thousand Dollars ($50,000.00). The Forbearance hoe shall be deemed earned in full on the date of execution of this Forbearance Agreement and shall be non-refundable.  Provided, however, as an accommodation to Borrower, the Forbearance Fee shall be payable, in full upon the Forbearance Termination Date.

(c)

Contemporaneously with the execution of this Forbearance Agreement, Lender shall have received each of the following, in form and substance acceptable to Lender:

(i)

an Amended and Restated Demand Revolving Credit Note in the face amount of Three Million Dollars ($3,000,000,00); and

(ii)

the Corporate Resolution of Borrower, authorizing the execution and delivery of this Forbearance Agreement.

(d)

Obligors shall furnish to Agent and Lender such additional financial information, documents and information as Agent or Lender may request from time to time, and Borrower shall permit Agent, Lender, and their agents and employees to enter upon its business premises, and to inspect its books and records, to make extracts therefrom and to discuss its affairs with its employees, agents and officers, and to conduct field audits and inventory evaluations, at such times as Agent shall elect, all at Borrower’s expense.

8.

Subordination by HSC.  HSG hereby acknowledges that it owns all or substantially all of the issued and outstanding stock of Borrower and that it has made and may in the future make loans to Borrower (collectively, the “HSG Loans”).  In consideration of and as an inducement for the forbearance granted by lender hereunder, HSG hereby agrees to subordinate the payment of the HSG Loans to the payment of the Liabilities under the following terms and conditions:

(a)

The payment of the principal of and interest upon and all other sums payable in connection with the I-ISG Loans, together with all other obligations of Borrower far the payment of money t4 HSG (collectively, the “Subordinated Debt”) is rind shall be expressly subordinate and junior in right of payment and exercise of remedies to the prior payment in .full in cash of the Liabilities of Borrower to Lender and Agent.

(b)

Payments of the Subordinated Debt arc hereby subordinated as a claim against Borrower or any of the assets of, or ownership interests in, Borrower to the prior payment in full in cash of the Liabilities of Borrower to Lender and Agent.

(c)

Borrower will not grant and HSG will not accept any collateral in connection with the Subordinated Debt or any other agreement requiring the payment of money by Borrower to HSG.

(d)

Notwithstanding the occurrence or continuation of a breach, default or event of default in respect of the Subordinated Debt, HSG shall not accelerate all or any portion of the Subordinated Debt unless and until the Liabilities of Borrower to Lender and Agent have been indefensibly paid in full.

(e)

Unless expressly consented to by Lender in writing, Borrower shall not make any payments to HSG and HSG shall not accept any payments prior to the date upon which all of the Liabilities of Borrower to Lender and Agent have been indefeasibly paid in full.

(f)

In the event of any distribution of the assets of Borrower upon any voluntary or involuntary bankruptcy, insolvency, dissolution, winding-up, total or partial liquidation or reorganization, receivership or other statutory or common law proceedings or arrangements, involving Borrower or the readjustment of the liabilities of Borrower or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of Borrower (each a “Reorganization”) all Liabilities of Borrower to Lender and Agent shall be paid in full in cash before any payment is made wish respect to the Subordinated Debt, and all ‘payments or distributions, whether in cash or property or securities which would be otherwise be paid or delivered as payment hereof shall be paid or delivered to Agent for payment of the Liabilities of Borrower to Lender and Agent, until paid in full in cash. In anticipation of any Reorganization, HSG hereby irrevocably assigns its claim to Agent and irrevocably authorizes Agent to prove and vote its claim in such proceeding, to accept and receive any payment or distribution, and to do any and all things and to execute all instruments necessary to effectuate this assignment, HSG irrevocably appoints Agent as its attorney-in-fact, with full power and authority, upon the filing of any Reorganization, to file or present its claim and receive and collect all payments, dividends, distributions and other benefits to pay the Liabilities of Borrower to fender and Agent, If HSG should receive any payment or distribution of assets of Borrower under any Reorganization before all Liabilities of Borrower to Lender and Agent has been paid in full in cash, then it shall pay over each such payment or distribution to Agent, to pay the Liabilities of Borrower to Lender and Agent until they are paid in full in cash.

9.

Covenants.   Without any prejudice or impairment whatsoever to any of Lender’s rights and remedies contained in the Loan Documents, Obligors covenant and agree with Lender as follows:

(a)

Obligors shall comply at all times with all of the terms, covenants and provisions contained in this Forbearance Agreement and in the Loan Documents, except as such terms, covenants and provisions are expressly modified herein; and

(b)

Obligors shall at any time, or from time to time, execute and/or deliver such Amber documents, instruments or information, and take such further action as Lender may reasonably request, in each case farther to effect the purposes of this Forbearance Agreement.

10.

Events of Defaults Remedies.

(a)

The occurrence of any of the following events will be deemed to be an “Event of Default” under this Forbearance Agreement or any of the Loan Documents:  (i) any event of default as defined under any of the Loan Documents, the terms and conditions of which are incorporated herein by reference as if set forth herein at length; or (ii) the breach of or default in the performance of any term, covenant or condition set forth in this Forbearance Agreement.

(b)

Notwithstanding anything contained herein to the contrary, the Existing Events of Default shall not be construed to be Events of Default for purposes of terminating this Forbearance Agreement; provided however, if Lender determines, in its sole discretion, at any time after the execution of this Forbearance Agreement, that the ability of Obligors to fully perform under the loan Documents (as modified hereby) becomes further impaired or the value of the Collateral is becomes further impaired or insufficient, such determination shall, at Lender’s option, be deemed to be an Event of Default hereunder.

(c)

Upon the Forbearance Termination Date, Lender may, without notice to or demand upon Obligors, cease the making of all Revolving loans and/or accelerate the Liabilities, whereupon the Liabilities, together with all accrued and unpaid interest, fees and charges, shall be immediately due and payable without further notice or demand and proceed to exercise all of the rights and remedies available to it whether pursuant to this Forbearance Agreement, the Loan Documents, any related documents and instruments, in law or at equity.  In the event Lender seeks to take possession of any or all of the Collateral by court process, Obligors hereby irrevocably waive any bonds and any surely or security relating thereto required by any statute, court rule or otherwise as a incident to such possession, and waive any demand for possession prior to the commencement of any suit or action to recover said Collateral.

11.

Expenses.   Borrower agrees to pay to Agent and Tender upon demand from time to time, any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and reasonable consulting, accounting, appraisal and other similar professional fees and expenses) hereafter incurred or sustained by Agent or Lender in connection with the administration of credit extended by Lender to Borrower or the preservation of or enforcement of any rights of Agent or Lender under the Loan Documents or this Forbearance Agreement.  This provision is in addition to and not in lieu or limitation of (but not in duplication of) any obligations of Borrower for payment of fees, costs and expenses set forth in the loan Documents.  Such fees and costs shall be charged by Lender, together with accruing interest, as they become due to Borrower’s Revolving loan.

12.

Partial Payment Not Waiver.  Any partial payment with respect to the Liabilities made by Borrower or any other party on Borrower’s behalf and accepted by lender will not constitute a waiver of any Event of Default, waiver of demand, or waiver of any other right held by Lender under this Forbearance Agreement or the Loan Documents.

13.

Negative Pledge.  Until such time as Lender has received payment in full of the Obligations, Obligors agree that they will not, without Lender’s prior written consent, voluntarily sell, lease or otherwise dispose of any assets owned by any of then, now or hereafter existing (other titan Inventory in the ordinary course of Borrower’s business), or permit or suffer to exist any lien, encumbrance, pledge, mortgage or security interest in or upon any such assets now or hereafter existing, or in the case of Borrower consummate a merger, consolidation, joint venture arrangement or other business restructuring of all or any substantial portion of its assets.  If Obligors shall sell or dispose of any of their assets (whether with or without Lender’s consent), car Borrower shall seek to merge, consolidate with or enter into a joint venture arrangement or other business restructuring of all or any substantial portion of it or its assets, all proceeds of any such stele or arrangement (sufficient to pay the Liabilities in full), less customary and reasonable expenses of such sale, shall, unless Lender shall give its written consent to the contrary, be paid to Lender tend applied to the Liabilities in such order and in such manner as Lender shall determine in its sole and absolute discretion. Any sale or disposition of assets by Obligors shall he in an arms length transaction with an unrelated Person for consideration not less than the fair market value of the assets so sold or disposed of, unless Lender shall give its written consent to the contrary.

14.

No Waiver.  Except as otherwise expressly provided for in this Forbearance Agreement, nothing in this Forbearance Agreement or any other agreement referred to herein or executed and delivered in conjunction herewith, shall extend to or affect in any way any of the Liabilities or any of the rights and remedies of Lender arising under this Forbearance Agreement or the Loan Documents, and Lender shall not be deemed to have waived any or all of such rights or remedies with respect to any Existing Events of Default or Event of Default or event or condition which, with notice or the lapse of time or both, would become an Event of Default under the Loan Documents and which upon Obligor’s execution and delivery of this Forbearance Agreement might otherwise exist or which might hereafter occur.

15.

Release of Agent and Lender.  By execution of this Forbearance Agreement, each of Obligors, for himself, itself and their heirs, executors, personal representatives, successors and assigns, jointly and severally hereby acknowledges and confirms that they do not have any offsets, defenses, rights of recoupment or claims of any kind or nature against Agent or Lender or any of their officers, agents, director’s or employees, whether asserted or unasserted arising from or in any way relating to the Loan Documents, this Forbearance Agreement, the Liabilities or the transactions contemplated thereby or hereby. To the extent that Obligors may have such offsets, defenses, rights of recoupment or claims, each of Obligors, for themselves and their heirs, executors, personal representatives, successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents, as applicable, jointly send severally, release and forever discharge Agent and Tender and their respective subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, successors and assigns, both present and former (collectively the “Released Persons”), of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which Obligors ever had, now have or which any of Obligors’ heirs, executors, personal representatives, successors, assigns, parents, subsidiaries, affiliates, predecessors, employees or agents, as applicable, both present and former, ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or opt presently suspected, contemplated or anticipated against any of the Released Persons.

It is understood and agreed that the release set forth herein will not be impaired or otherwise affected by the Existing Events of Default or the occurrence of an Event of Default arid Lender’s exercise of any rights and remedies available to it.  The provisions of this Section 15 shall be effective and binding upon Obligors and enforceable by Agent and Under as of the date of this Forbearance Agreement.

16.

Notices.  Any notice, payment, demand or communication required or permitted to be given by any provision of this Forbearance Agreement will be deemed to have been given when delivered personally to the party designated to receive such notice or on the first business day after the same is deposited by a recognized overnight courier specifying next day delivery or on the third business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:

To Lender

in care of Agent:

Jeffrey M. Joslin, V.P.

LaSalle Business Credit, LLC

1735 Market Street, 6th Floor

Philadelphia, PA. 19103

With a copy to:

Linda K. Smith, Esq.

Pitney, Hardin, Kipp & Szuch, LLLP

(Delivery to) 200 Campus Drive

Florham Park, NJ 07932-0950

(Mailing Address): P.O. Box 1945

Morristown, NJ 07962-1945

Facsimile No. (973) 966-1550

To Borrower:

Allan Himmelstein, President

Quality Botanical Ingredients, 1nc.

500 Metuchen Road

South Plainfield, Now Jersey 07080

To Belkowitz:

Mr. Nathan Belkowitz

330 Squankum-Yellowbrook Road

Farmingdale, New Jersey 07727

To Schortz:

Mr. Joseph R. Schortz

1151 Osprey Court

Manasquan, New Jersey 08736

To MRA:

MRA Associates, LLC

c/o Joseph R. Schortz

1151 Osprey Court

Manasquan, New Jersey 08736

To HSG:

Fred Tannous, CFO

Health Sciences Group, Inc.

6080 Center Drive, 6th Floor

Los Angeles, California 90045

17.

Default Not Cured.  It is expressly understood and agreed that the Existing Events of Default are not cured or waived by the execution, delivery and acceptance of this Forbearance Agreement by Lender or the acceptance of any monies paid pursuant to the teens and conditions of this Forbearance Agreement or otherwise.

18.

Entire Agreement; Binding Affect.  The Loan Documents and this Forbearance Agreement constitute the entire and final agreement among the parties and there are no other agreements, understandings, warranties or representations among the parties.  This Forbearance Agreement will inure to the benefit and bind the respective successors and permitted assigns of the parties hereto.

19.

Severability.  If any clause or provision of this Forbearance Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Forbearance Agreement will not be affected thereby.  It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lien thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

20.

Headings; Interpretation.  All headings contained in this Forbearance Agreement are for reference purposes only and not intended to affect in any way the meaning or interpretation of this Forbearance Agreement.  In this Forbearance Agreement, the singular includes the plural and vice versa and the masculine includes the feminine and vice versa; references to statutes arc to he construed as including all statutory provisions consolidating, amending or replacing the statute; referred to; the word “or” shall be deemed to include “and/or”, the words “including’’, “includes” and “include” shall he deemed to be followed by the words “without limitation.”

21.

Governing Law; Consent to Jurisdiction.  This Forbearance Agreement and related documents shall be interpreted according to the laws of the Stale of New Jersey (without giving effect to conflict of law rules).

22.

Counterparts.  This Forbearance Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Forbearance Agreement,

23.

Amendment.  Neither this Forbearance Agreement nor any of the provisions hereof can he changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

24.

WAIVER OF JURY TRIAL.  OBLIGORS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE: ANY RIGHT THEY MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT Of OR RELATING TO THIS FORBEARANCE AGREEMENT, THE LOAN DOCUMENTS OR THE UNDERLYING TRANSACTIONS. OBLIGORS CERTIFY THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

25.

Restriction on Assignment.  Obligors may not assign any of their Obligations to any person without the prior written consent of Lender.  Lender may without notice to or consent of any person, sell, assign, grant a participation in or otherwise dispose of all or any portion of the Loan Documents and the related agreements or this Forbearance Agreement and related documents.  In connection therewith, Lender may disclose to a prospective purchaser, assignee, participant or transferee any information possessed by Lender relating to the Obligations and the Collateral securing the Obligations.

26.

Reinstatement of Obligations.  The Loan Documents, this Forbearance Agreement, the related documents and Obligors’ liabilities thereunder and hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment or other value received by lender, from any source, or any part thereof, of any of the sums due under the Loan Documents or this Forbearance Agreement are rescinded or might otherwise be restored or returned by Lender by reason of:  (i) any judgment, decree or order of any court or administrative body having competent jurisdiction; (ii) any settlement or compromise of any such claim; or (iii) otherwise all as though such payment had not been made and received by Lender, notwithstanding any termination of all or any of the Loan Documents or this Forbearance Agreement or payment in full of the Obligations due to Lender as evidenced by the Loan Documents and this Forbearance Agreement.

27.

Seal.  This Forbearance Agreement is intended to take effect as an instrument under seal.

28,

No Third Party Beneficiaries.  No rights are intended to be created hereunder for the benefit of any third party, donee, creditor or incidental beneficiary of Obligors.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have set their hand and seals or caused their duly authorized officers or representatives to execute and deliver this Forbearance Agreement as of the day and year first above written.

Attest:

Quality Botanical Ingredients, Inc.

By:_____________________________

By:_____________________________________

Name:

Name:

Title:

Title:

Witness:

By:_____________________________

By:______________________________________

Name:

Nathan Belkowitz

Witness:

By: _____________________________

By:_______________________________________

Name:

Joseph R. Schortz

Witness:

MRA Associates, L.L.C.

By:______________________________

By:_______________________________________

Name:

Name:  Joseph R, Schortz

Title:   Manager

Attest:

Health Sciences Group, Inc.

By:_______________________________

By:_______________________________________

Name:

Name:

Title:

LaSalle Business Credit, LLC

As Agent

By:_______________________________________

Name:  Jeffrey M. Joslin

Title:    Vice President